Exhibit 23.2

Consent of Independent Appraisal Firm

We hereby consent to the reference to Sheldrick, McGehee & Kohler, LLC and to the incorporation of information contained in our Valuation Report dated January 12, 2009 in the Quarterly Report on Form 10-Q of The PBSJ Corporation for the quarter ended December 31, 2008, to which this consent is an exhibit.

/s/ Steven R. Smith
Steven R. Smith
Senior Vice President
Jacksonville, FL
February 17, 2009

One Independent Drive Suite 3140    Jacksonville, Florida 32202    Telephone 904.355.4715    Facsimile 904.355.4717     www.smki.net